EXHIBIT 1.1

$[______]

HONDA AUTO RECEIVABLES 20[_]-[_] OWNER TRUST

$[_____] [_]% ASSET BACKED NOTES, CLASS A-1

$[_____] [_]% ASSET BACKED NOTES, CLASS A-2[a]

[$[_____] [_]% ASSET BACKED NOTES, CLASS A-2b]

$[_____] [_]% ASSET BACKED NOTES, CLASS A-3

$[_____] [_]% ASSET BACKED NOTES, CLASS A-4

[$[_____] [_]% ASSET BACKED NOTES, CLASS B]

AMERICAN HONDA RECEIVABLES LLC

FORM OF

UNDERWRITING AGREEMENT

[_____]

[______]

as a Representative of the Several Underwriters

[Address]

[Address]

[______]

as a Representative of the Several Underwriters

[Address]

[Address]

Ladies and Gentlemen:

1.          Introductory. American Honda Receivables LLC, a Delaware limited liability company (the “Company”), proposes, subject to the terms and conditions stated herein, to cause the Honda Auto Receivables 20[_]-[_] Owner Trust (the “Trust”) to sell [$[_____] aggregate principal amount of [_]% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”),] $[_____] aggregate principal amount of [_]% Asset Backed Notes, Class A-2[a] (the “Class A-2[a] Notes”), [$[_____] aggregate principal amount of [_]% Asset Backed Notes, Class A-2b (the “Class A-2b Notes”),] $[_____] aggregate principal amount of [_]% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”) [,][and] $[_____] aggregate principal amount of [_]% Asset Backed Notes, Class A-4 (the “Class A-4 Notes”) [and $[_____] aggregate principal amount of [_]% Asset Backed Notes, Class B (the “Class B Notes” and together with [the Class A-1 Notes,] the Class A-2[a] Notes[, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, the “Underwritten Notes”) to the several underwriters set forth on Schedule A (each, an “Underwriter”), for which [_________] and [______] are each acting as a representative (in such capacity, each a “Representative” and collectively, the “Representatives”), pursuant to the terms of this underwriting agreement dated [______] by and among the Company, American Honda Finance Corporation (“AHFC”), [_________] and [_________], acting on behalf of themselves and as Representatives for the several Underwriters (this “Agreement”). [The Underwritten Notes are to be issued together with $[______] aggregate principal amount of [_]% Asset Backed Notes, Class A-[1] (the “Class A-[1] Notes” and together with the Underwritten Notes, the “Notes”). The Class A-[1] Notes will be retained by the Company.] The Notes will be issued pursuant to the Indenture, dated [_______] (the “Indenture”), between the Trust and [________] (the “Indenture Trustee”).

Concurrently with the issuance of the Notes and sale of the Underwritten Notes as contemplated herein, the Trust will issue $[_____] aggregate principal amount of certificates of beneficial interest (the “Certificates”), each representing an interest in the Owner Trust Estate. The Company will retain the Certificates. The Certificates will be issued pursuant to the Amended and Restated Trust Agreement, dated [_______] (the “Trust Agreement”), [among][between] the Company[,][and] [________], as owner trustee (in such capacity, the “Owner Trustee”) [and [________], as Delaware trustee (in such capacity, the “Delaware Trustee”)]. The Certificates are subordinated to the Notes.

The assets of the Trust will include, among other things, a pool of retail installment sale and conditional sale contracts secured by new and used Honda and Acura motor vehicles (including automobiles and light-duty trucks) (the “Receivables”) and certain monies due thereunder on or after [_____] (the “Cutoff Date”), such Receivables to be sold to the Trust by the Company and to be serviced for the Trust by AHFC (or, in its capacity as servicer, the “Servicer”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Sale and Servicing Agreement, dated [______] (the “Sale and Servicing Agreement”), by and among the Trust, the Company and the Servicer. As used herein, “Basic Documents” shall have the meaning specified in the Sale and Servicing Agreement.

At or prior to the time when sales to investors of the Notes were first made to investors by the several Underwriters, which was approximately [__] [a.m.][p.m.] EDT on [_____] (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): (i) the preliminary prospectus dated [____] relating to the Notes and containing all information to be included in the Final Prospectus (as defined below) other than pricing related information (together, along with information referred to under the caption “Static Pools” therein regardless of whether it is deemed a part of the Registration Statement or Final Prospectus, the “Preliminary Prospectus”) and (ii) a free writing prospectus, dated [________] (the “Ratings Free Writing Prospectus”). If, subsequent to the Time of Sale and prior to the Closing Date (as defined below), the Company wishes to convey additional or changed information in order to make the Time of Sale Information, in light of the circumstances under which statements in the Time of Sale Information were made, not misleading, and as a result investors in the Notes elect to terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act of 1933, as amended (the “Act”)) for any Notes and enter into new Contracts of Sale with the Underwriters, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Company and the Representatives that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

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Any reference herein to “Registration Statement,” “Preliminary Prospectus” or “Final Prospectus” shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 14 of Form SF-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the date of the Preliminary Prospectus or the Final Prospectus, as the case may be.

The Company hereby agrees with the several Underwriters as follows:

2.          Representations and Warranties of the Company and AHFC. The Company and AHFC, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(a)  A registration statement on Form SF-3 (No. 333-205883), including a prospectus, relating to the Underwritten Notes has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective and is still effective as of the date hereof. A Preliminary Prospectus was filed with the Commission pursuant to Rule 424(b) of the Act and the rules and regulations thereunder (the “Rules and Regulations”). A Ratings Free Writing Prospectus was filed pursuant to Rule 433 of the Rules and Regulations within the time period required thereby. A final prospectus dated the date hereof, containing the same information as the Preliminary Prospectus, but including the pricing related information (together, along with information referred to under the caption “Static Pools” therein regardless of whether it is deemed a part of the Registration Statement or Final Prospectus, the “Final Prospectus,” and together with the Preliminary Prospectus and any Corrected Prospectus, the “Prospectus”) will be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”) within the time period required thereby. Such registration statement, as amended as of its effective date (including without limitation each deemed effective date with respect to the Company and the Underwriters pursuant to Rule 430B(f)(2) of the Rules and Regulations) is hereinafter referred to as the “Registration Statement.” Except as described in this Section 2(a) and in Section 5A(b), no “issuer free writing prospectus” as defined in Rule 433 of the Rules and Regulations relating to the Underwritten Notes has been or will be used by or on behalf of the Company.

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(b)  On the effective date of the Registration Statement (including without limitation each deemed effective date with respect to the Company and the Underwriters pursuant to Rule 430B(f)(2) of the Rules and Regulations) relating to the Underwritten Notes, such Registration Statement (including any documents incorporated by reference therein) conformed and on the Closing Date will conform in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and as of each such date, such Registration Statement (including any documents incorporated by reference therein) conforms in all respects to the requirements contained in the Act and the Rules and Regulations. With regard to the Preliminary Prospectus, as of the date of the Preliminary Prospectus and as of the Time of Sale, with regard to the Ratings Free Writing Prospectus, as of the date of the Ratings Free Writing Prospectus, as of the Time of Sale and as of the Closing Date, and with regard to the Final Prospectus, as of the date of the Final Prospectus and as of the Closing Date, each Prospectus (including any documents incorporated by reference therein) will conform in all respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes or will include any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. With regard to the Time of Sale Information, at the Time of Sale, the Time of Sale Information did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined herein). The three preceding sentences do not apply with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined herein).

(c)  The Underwritten Notes are “asset backed securities” within the meaning of, and satisfy the requirements for use of, Form SF-3 under the Act.

(d)  The Company is not, and on the date on which the first bona fide offer of the Underwritten Notes is made, will not be an “ineligible issuer” as defined in Rule 405.

(e)  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company, AHFC or the Trust for the consummation of the transactions contemplated by this Agreement and the Basic Documents in connection with the issuance of the Notes and the Certificates and the sale by the Company of the Notes, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Company’s, the Trust’s and the Indenture Trustee’s interest in the Receivables, which financing statements will be filed in the appropriate offices prior to the Closing Date (as such term is defined in Section 3).

(f)  Neither the Company nor AHFC is (i) in breach or violation of its Certificate of Formation or Limited Liability Company Agreement or Articles of Incorporation or By-laws, respectively, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound, or (iii) in violation of any applicable law, statute, regulation or ordinance or any governmental body having jurisdiction over it, in each case with respect to clauses (i), (ii) and (iii), that could have a material adverse effect on the transactions contemplated herein or in the Basic Documents.

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(g)  The execution, delivery and performance of this Agreement and the Basic Documents by the Company and AHFC, the issuance of the Notes and the Certificates by the Trust, the Company’s causing the sale by the Trust of the Underwritten Notes and the compliance by the Company and AHFC with the terms and provisions hereof and thereof will not, subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws of various jurisdictions, result in a breach or violation of or conflict with any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or AHFC or any of their respective properties, or any agreement or instrument to which the Company or AHFC is a party or by which the Company or AHFC is bound or to which any of the properties of the Company or AHFC is subject, or the Articles of Incorporation or By-laws of the Company and AHFC, or result in the creation of any lien upon any of their respective properties or assets (other than pursuant to the Basic Documents). AHFC has full power and authority to cause the Trust to authorize and issue the Notes and the Company has full power and authority to cause the Trust to issue the Certificates and to sell the Underwritten Notes as contemplated by this Agreement, the Indenture and the Trust Agreement, and each of the Company and AHFC has full power and authority to enter into this Agreement and the Basic Documents and to consummate the transactions contemplated hereby and thereby.

(h)  On the Closing Date, the Company will have directed the Owner Trustee to authenticate and execute the Certificates and, when delivered and paid for pursuant to the Trust Agreement, the Certificates will have been duly issued and delivered and will constitute valid and legally binding obligations of the Trust, entitled to the benefits provided in the Trust Agreement and enforceable in accordance with their terms.

(i)  As of the date of this Agreement and as of the Closing Date, the representations and warranties of the Company and AHFC contained in the Basic Documents will be true and correct, and such representations and warranties are incorporated herein by reference.

(j)  This Agreement has been duly authorized, executed and delivered by each of the Company and AHFC.

(k)  As of the Closing Date, the Company will have directed the Trust to execute and issue the Notes and to sell the Underwritten Notes and, the Underwritten Notes, when duly and validly executed by the Indenture Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be validly issued and outstanding and entitled to the benefits of the Indenture

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(l)  Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Basic Documents, the Notes and the Certificates and any other agreements contemplated herein or therein shall have been paid or will be paid by the Company at or prior to the Closing Date to the extent then due.

(m)  The Company is not and, after giving effect to the issuance of the Certificates and the offering and sale of the Underwritten Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(n)  Except for the Underwriters, neither the Company nor AHFC has employed or retained a broker, finder, commission agent or other person in connection with the sale of the Notes, and neither the Company nor AHFC is under any obligation to pay any broker’s fee or commission in connection with such sale.

(o)  AHFC has executed and delivered a written representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), and it has complied with each such representation; provided that no failure to comply with any such representation shall constitute a breach of this clause (p) if it (i) would not have a material adverse effect on the Underwritten Notes or (ii) arises from a breach by any Underwriter of Section 5B(c) hereof.

(p)  AHFC has complied and, at and as of the Time of Sale of the Underwritten Notes, shall have complied with its diligence and disclosure obligations under Rule 193 of the Securities Act.

(q)  The Trust is not required to be registered as an “investment company” under the Investment Company Act.  In making this determination for the Trust, the Trust is relying on the exemption in Rule 3a-7 of the Investment Company Act, although other exclusions or exemptions may also be available to the Trust.

(r)  The Trust is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”

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(s)  Neither the Company nor AHFC have engaged any third-party to provide “due diligence services” (as defined in Rule 17g-10(d)(1) under the Exchange Act) other than from a nationally recognized accounting firm who are independent public accountants and acceptable to the Underwriters, and the only report generated as a result of such engagement is the Report of Independent Accountants on Applying Agreed-Upon Procedures (the “Accountant’s Report”). The Accountant’s Report is, as among the parties to this Agreement, deemed to have been obtained by the Company and AHFC pursuant to Rule 15Ga-2 and Rule 17g-10 of the Exchange Act, and all legal obligations with respect to the Accountant’s Report have been timely complied with by the Company and AHFC. The Company or AHFC have furnished to the Commission the Form ABS-15G required in connection with the Accountant’s Report within the time period required by Rule 15Ga-2. A copy of the final draft of the Form ABS-15G containing the findings and conclusions of the Accountant’s Report was furnished to the Underwriters with a reasonable opportunity to review prior to furnishing to the Commission. No portion of any Form ABS-15G furnished on EDGAR with respect to the transaction contemplated by this Agreement contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

3.          Purchase, Sale and Delivery of the Underwritten Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to cause the Trust to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust, at a purchase price of, in the case of [(i) the Class A-1 Notes, [__]% of the principal amount thereof,] (ii) the Class A-2[a] Notes, [__]% of the principal amount thereof, [(iii) the Class A-2b Notes, [__]% of the principal amount thereof,] (iv) the Class A-3 Notes, [_]% of the principal amount thereof [,][and] (v) the Class A-4 Notes, [_]% of the principal amount thereof [and (vi) the Class B Notes, [__]% of the principal amount thereof], the respective principal amounts of each Class of the Underwritten Notes set forth opposite the names of the Underwriters in Schedule A hereto.

AHFC will cause the Trust to deliver against payment of the purchase price, the Underwritten Notes of each Class in the form of one or more permanent global securities (the “Global Notes”) deposited with the Indenture Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Underwritten Notes shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated to the Representatives by the Company at a bank acceptable to the Representatives at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606 not later than 10:00 A.M., New York City time, on [_____] or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Indenture Trustee as custodian for DTC of the Global Notes representing all of the Underwritten Notes. The Global Notes will be made available for checking at the above office of Mayer Brown LLP at least 24 hours prior to the Closing Date.

The Company will deliver the Certificates to the above office of Mayer Brown LLP on the Closing Date. The Certificates to be delivered will be in definitive form, in authorized denominations and registered in the name of the Company and will be made available for checking at the above office of Mayer Brown LLP at least 24 hours prior to the Closing Date.

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Pursuant to Rule 15c6-1(d) under the Exchange Act, the parties hereto have agreed that the Closing Date will be not later than [_______], unless otherwise agreed to as described above.

4.          Offering by Underwriters. It is understood that the several Underwriters propose to offer the Underwritten Notes for sale to the public as set forth in the Prospectus, and each Underwriter represents, warrants and covenants, severally and not jointly, to the Company and AHFC that:

(a) (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”), received by it in connection with the issue of the Notes or sale of any Underwritten Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Underwritten Notes in, from or otherwise involving the United Kingdom; and

(b) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Underwritten Notes to the public in that Relevant Member State other than: (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or (iii) in any other circumstances which do not require the publication by the Trust of a prospectus pursuant to Article 3(2) of the Prospectus Directive; provided that no such offer of Underwritten Notes shall require the Trust or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of Section 4(b) of this Agreement, (i) the foregoing, the expression “ an offer of Underwritten Notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Notes to be offered so as to enable an investor to decide to purchase or subscribe the Underwritten Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

5A.         Certain Agreements of the Company and AHFC. The Company (and AHFC solely with respect to clause (m) below) agrees with the several Underwriters:

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(a)  The Company will file the Final Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by each Representative, subparagraph (5)) of Rule 424(b) no later than the second business day following the date it is first used. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b).

(b)  The Company shall file the final pricing information, which may be posted on a Bloomberg screen or distributed via Bloomberg, as a free writing prospectus.

(c)  The Company will advise the Representatives promptly, in writing, of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without each Representative’s reasonable consent; and the Company will also advise the Representatives promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(d)  If, at any time when a prospectus relating to the Underwritten Notes is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission (subject to the Representatives’ prior review pursuant to Section 5A(c)), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(e)  The Company will furnish to the Underwriters copies of each Prospectus, the Registration Statement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as each Representative reasonably requests. The Final Prospectus shall be furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

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(f)  The Company will arrange for the qualification of the Underwritten Notes for offering and sale and the determination of their eligibility for investment under the laws of such jurisdictions as each Representative may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Underwritten Notes; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business or to file a general consent to service of process in any such jurisdiction.

(g)  For a period from the date of this Agreement until the retirement of the Underwritten Notes, the Company will furnish, to the extent such documents are required to be delivered pursuant to the relevant sections described within this section and to the extent not otherwise available from any publicly available source, (i) upon request, to each Underwriter copies of each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to Section 3.09 of the Indenture and Sections 3.10 and 3.11 of the Sale and Servicing Agreement and the annual independent certified public accountant’s servicing reports furnished to the Trust pursuant to Section 3.12 of the Sale and Servicing Agreement, via electronic mail or by first-class mail as soon as practicable, and in due course, after such statements and reports are furnished to the Indenture Trustee or the Trust, as the case may be, and (ii) upon request, to each Underwriter, such other forms of periodic certificates or reports as may be delivered to the Indenture Trustee, the Owner Trustee or the Noteholders under the Indenture, the Sale and Servicing Agreement or the other Basic Documents; provided, that, the Company may provide access to such documents under this clause (g) to an Underwriter by providing a link to a website on which such documents are available.

(h)  So long as any Note is outstanding, the Company will furnish to each Representative by electronic mail or first-class mail as soon as practicable, except as otherwise provided to each Representative pursuant to Section 5A(h) above and to the extent not otherwise available from any publicly available source, (i) all documents distributed, or caused to be distributed, by the Company to the Noteholders, (ii) all documents filed or caused to be filed by the Company with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (iii) such other information in the possession of the Company concerning the Trust as each Representative from time to time may reasonably request; provided, that, the Company may provide access to such documents under this clause (g) to an Underwriter by providing a link to a website on which such documents are available.

(i)  Subject to the provisions of Section 10 hereof, the Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Underwritten Notes for sale in jurisdictions that each Representative may designate pursuant to Section 5A(g) hereof and determination of their eligibility for investment under the laws of such jurisdictions as each Representative reasonably designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Underwritten Notes, for any travel expenses of the officers and employees of the Underwriters and any other expenses of the Underwriters in connection with attending or hosting meetings with prospective purchasers of the Underwritten Notes and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto).

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(j)  To the extent, if any, that the rating provided with respect to the Underwritten Notes by any hired NRSRO is conditional upon the furnishing of documents or the taking of any other action by the Company, the Company shall furnish such documents and take any such other action.

(k)  On or before the Closing Date, the Company shall annotate and indicate unambiguously in the computer records of the Company relating to the Receivables to show the Trust’s absolute ownership of the Receivables, and from and after the Closing Date the Company shall not take any action inconsistent with the Trust’s ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

(l)   AHFC will comply, and will cause the Company to comply, with the representations or certifications made in any 17g-5 Certification delivered to a Rating Agency; provided, however, that failure to comply with any representations or certifications in a 17g-5 Certification that would not have a material adverse effect on the Noteholders will not be considered a breach of this Section 5A(l).

(m)  The Company shall have timely complied with all requirements of Rule 15Ga-2 and 17g-10 under the Exchange Act.

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5B.           Certain Agreements of the Underwriters. Each of the several Underwriters, for itself only, represents, warrants and agrees with the Company as follows:

(a)  Other than the Preliminary Prospectus and the Final Prospectus, each Underwriter has not conveyed and will not convey, without the Company’s prior written approval, to any potential investor in the Underwritten Notes any other written material of any kind relating to any “issuer information” as defined in Rule 433(h)(2) of the Act, or the Underwritten Notes that would constitute a “prospectus” or a “free writing prospectus,” each as defined in the Act (“Prohibited Materials”), including, but not limited to the materials constituting a “road show” presentation to Potential Investors (other than use of such materials as part of the road show itself) and any “ABS informational and computational materials” within the meaning of Item 1101(a) of Regulation AB promulgated by the Commission under the Act and the Securities Exchange Act of 1934, as amended; provided, however, that each Underwriter may convey to one or more of its Potential Investors (the following, collectively, “Permitted Information”): (i) information permitted in Rule 134 under the Act or previously included in the Preliminary Prospectus, (ii) the Ratings Free Writing Prospectus, and (iii) a free writing prospectus, as defined in Rule 405 under the Act, containing only: (a) syndicate structure and a column or other entry showing the status of the subscriptions for each class of the Underwritten Notes (both for the issuance as a whole and for each Underwriters’ specific retention) and confirmation information, (b) expected settlement date and expected and actual pricing parameters of the Underwritten Notes, (c) information relating to the class, size, rating, price, CUSIP, coupon, yield, spread, benchmark, status of the Underwritten Notes, the expected final payment date, the trade date and payment window of one or more classes of Underwritten Notes, the weighted average life of any class of Underwritten Notes, pricing prepayment speeds and clean up call information, and any credit enhancement expected to be provided or any derivatives entered into in connection with the Underwritten Notes, (d) expected maturities of any class of Underwritten Notes, (e) the eligibility of the Underwritten Notes to be purchased by ERISA plans and (f) Intex.cdi files containing data derived from information available in the Prospectus; provided further, that, in the case of the Permitted Information contained in clauses (i) and (ii), such Permitted Information is posted on a Bloomberg screen or distributed via Bloomberg and, in the case of clause (ii), other than the final pricing terms, which will be posted on a Bloomberg screen or distributed via Bloomberg, such free writing prospectus shall not contain information that would require the issuer to file such free writing prospectus pursuant to Rule 433 under the Act.

(b)  Prior to entering into any Contract of Sale with a prospective investor, the applicable Underwriter shall convey the Time of Sale Information to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(c)  Each Underwriter, severally and not jointly, covenants with the Company and AHFC that on or prior to the Closing Date, it will not provide to any hired NRSRO or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the Receivables, the transaction contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the participation of a representative of AHFC.

(d)  Each Underwriter, severally and not jointly, represents and warrants that it has not engaged any third-party to provide “due diligence services” (as defined in Rule 17g-10(d)(1) under the Exchange Act) with respect to the transaction contemplated by this Agreement, it being understood that a nationally recognized accounting firm who are independent public accountants and acceptable to the Underwriters has been engaged by the Company and AHFC for the purpose of providing the Accountant’s Report.

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6.          Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Underwritten Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and AHFC herein on the Closing Date, to the accuracy of the statements of Company and AHFC officers made pursuant to the provisions hereof, to the performance by the Company and AHFC of their respective obligations hereunder and to the following additional conditions precedent:

(a)  Each Representative shall have received a letter, dated the date of the Preliminary Prospectus or the Final Prospectus, as applicable, from a nationally recognized accounting firm who are independent public accountants and acceptable to the Representatives, in form and substance satisfactory to the Representatives and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the Act and the applicable Rules and Regulations and stating in effect that (i) they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Trust, AHFC and the Company) set forth in the Registration Statement, the Preliminary Prospectus, each Prospectus (and any supplements thereto), agrees with the accounting records of the Trust, AHFC and the Company, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the Receivables and certain static pool data (within the meaning of Item 1105 of Regulation AB under the Act) included on the Form 8-K incorporated by reference into the Preliminary Prospectus and the Prospectus.

(b)  Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting particularly the business, properties, condition (financial or otherwise) or results of operations of the Company or AHFC which, in the judgment of a majority in interest of the Underwriters (including the Representatives), materially impairs the investment quality of any Class of the Underwritten Notes or makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for any Class of the Underwritten Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any banking moratorium declared by Federal, California or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters (including the Representatives), the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for any Class of the Underwritten Notes.

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(d)  Each Representative shall have received an opinion of [Gresham Savage Nolan & Tilden, PC], special California counsel to the Company and AHFC, or of such other California counsel satisfactory to the Representatives, dated the Closing Date and satisfactory in form and substance to the Representatives and in form and scope to counsel for the Underwriters, to the effect that:

(i)          AHFC has the corporate power and corporate authority to execute and deliver the Receivables Purchase Agreement and the Sale and Servicing Agreement, and to incur its obligations set forth therein, and the execution, delivery and performance of each of the Basic Documents to which AHFC is a party have been duly authorized by AHFC by all necessary corporate action

(ii)         AHFC has the corporate power and corporate authority to carry on its business as described in the Prospectus.

(iii)        Each of the Basic Documents to which AHFC is a party has been duly executed and delivered by AHFC.

(iv)        The direction by AHFC to the Indenture Trustee to authenticate the Notes, as set forth in a letter dated as of the Closing Date, and the direction by AHFC to the Owner Trustee to execute and deliver to the Indenture Trustee for authentication the Notes, as set forth in a letter dated as of the Closing Date, have been duly authorized by all necessary corporate action on the part of AHFC.

(v)         The execution and delivery by AHFC of each of the Basic Documents to which AHFC is a party, and the incurring by AHFC of the obligations of AHFC thereunder, do not violate any federal or California statute, rule or regulation applicable to AHFC. The execution and delivery by the Company of each of the Basic Documents to which the Company is a party, and the incurring by the Company of the obligations of the Company thereunder, do not violate any federal or California statute, rule or regulation applicable to the Company.

(vi)        Assuming that AHFC follows its standard operating procedures for creating and perfecting security interests in California Financed Vehicles, as described in an Officers’ Certificate executed by AHFC, and relying solely on such Officers’ Certificate with respect to such facts (and AHFC has not informed us that it has not followed, or that it will not continue to follow, its standard operating procedures in connection with the creation and perfection of security interests in the California Financed Vehicles), AHFC has acquired or will acquire a perfected security interest in each California Financed Vehicle that will be prior to any other security interest therein created under Division 9 of the California Uniform Commercial Code.

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(vii)       No filing or other action is necessary to maintain the perfection of the security interest in the California Financed Vehicles created by the California Receivables and acquired by the Company, the Trust or the Indenture Trustee, as applicable. Such counsel may note that unless and until the obligors under the California Receivables receive effective notice of the transfer to the Company, the Trust or the Indenture Trustee (as the case may be) and of the assignment of the rights to payment, such obligors are entitled to make payments to and accept releases and discharges from AHFC, and, for so long as AHFC is named as the legal owner and lienholder on any certificate of title with respect to any California Financed Vehicle, AHFC has the power to release the security interest in such California Financed Vehicle or to make another assignment of such security interest to an assignee that becomes the lienholder named on the related certificate of title, which power may be improperly exercised either through fraud or inadvertence;

(viii)      No consent, approval, authorization or other action by, or filing with, any federal or California governmental authority, or any order or decree, or any modification of any order or decree, from any California court, is required for the execution and delivery by each of AHFC and the Company of each of the Basic Documents to which it is a party or the incurring of its obligations thereunder, or if required, the requisite consent, approval, or authorization has been obtained, the requisite filing has been accomplished, or the requisite action has been taken.

(ix)         The statements in the Prospectus under the heading “Certain Legal Aspects of the Receivables,” to the extent that they constitute matters of State of California law or State of California legal conclusions, provide a fair and accurate summary in all material respects of such law or conclusions; provided, however, that we express no opinion with respect to statements in the next to last paragraph under the subheading “Consumer Protection Laws.”

(e)  Each Representative shall have received an opinion of Mayer Brown LLP, special counsel to the Company and AHFC, dated the Closing Date and satisfactory in form and substance to the Representatives and in form and scope to counsel for the Underwriters, to the effect that:

(i)          each of the Company and AHFC is validly existing and in good standing under the laws of the States of Delaware and California, respectively;

(ii)         when the Underwritten Notes have been validly executed, authenticated and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Underwritten Notes will constitute valid and binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits of the Indenture, except that enforceability thereof may be subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity;

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(iii)        the execution, delivery and performance by each of the Company and AHFC of the Basic Documents to which it is a party will not violate or result in a material breach of any of the terms of or constitute a material default under or (except as contemplated in the Basic Documents) result in the creation of any lien, charge or encumbrance on any property or assets of the Company or AHFC, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement described in an Officer’s Certificate or Certificates and schedules attached to such opinion (collectively, the “Material Agreements”). As to those Material Agreements which by their terms are or may be governed by the laws of a jurisdiction other than New York, such counsel may assume that such Material Agreements are governed by the laws of the State of New York for purposes of such opinion. In addition, and in reliance upon a certificate of AHFC’s Chief Financial Officer or other accounting officer as to compliance with financial covenants, such counsel may exclude from the scope of such opinion any potential violation of financial covenants contained in such Material Agreements;

(iv)        no consent, approval, authorization or order of, or filing with, any New York or federal governmental entity is required for the execution and delivery by either of the Company or AHFC of the Basic Documents to which it is a party or the performance by either of the Company or AHFC of the transactions contemplated thereby where the failure to make or obtain such consent or approval of, notice to, filing with, or other action by, or take such action would reasonably be expected to have a material adverse effect on the ability of such entity to perform its obligations under the Basic Documents, except for (i) the filing of UCC financing statements, (ii) filings and other actions that may be required pursuant to state securities or blue sky laws, and (iii) those that have already been obtained, made or taken;

(v)         the execution and delivery by each of the Company and AHFC of the Basic Documents to which it is a party, the consummation of the transactions contemplated thereby and compliance with any of the provisions thereof by each of AHFC and the Company will not violate (i) any of the terms, conditions or provisions of the organizational documents of either of AHFC or the Company, each as amended or (ii) any federal or State of New York statute, rule or regulation applicable to AHFC or the Company (other than federal and state securities or blue sky laws, as to which such counsel need express no opinion with respect to this paragraph);

(vi)        such counsel has no reason to believe that the Registration Statement or any amendment thereto, as of the date of the Final Prospectus or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Time of Sale Information, together with the pricing information, as of its date, as of the Time of Sale and as of the Closing Date, or the Final Prospectus as of its date or as of the Closing Date, contains or contained any untrue statement of a material fact or omits or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need make no statement or express any opinion as to the financial statements or other financial, numerical, statistical and quantitative information contained in the Registration Statement or a Prospectus, and that for purposes of determining the date of the Preliminary or Final Prospectus, it shall be the date stated on the respective supplements thereto;

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(vii)       the Registration Statement and each Prospectus complies in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder; and such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or each Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial, numerical, statistical and quantitative information contained in the Registration Statement or a Prospectus; and

(viii)      assuming that the Receivables are in substantially one of the forms attached to such opinion, the Receivables constitute tangible “chattel paper” within the meaning of the California UCC.

(f)  Each Representative shall have received an opinion of Mayer Brown LLP, special counsel to the Company and AHFC, dated the Closing Date and satisfactory in form and substance to the Representatives and in form and scope to counsel for the Underwriters, to the effect that:

(i)          the Receivables Purchase Agreement creates a valid security interest in favor of the Company in AHFC’s right, title and interest in and to the Receivables transferred to the Company pursuant to the Receivables Purchase Agreement;

(ii)         the Sale and Servicing Agreement creates a valid security interest in favor of the Trust in the Company’s right, title and interest in and to the Receivables transferred to the Trust pursuant to the Sale and Servicing Agreement;

(iii)        the Indenture creates a valid security interest in favor of the Indenture Trustee in the Trust’s right, title and interest in and to the Receivables pledged to the Indenture Trustee pursuant to the Indenture;

(iv)        the filing of the financing statements of Form UCC-1 naming (a) AHFC as debtor in favor of the Company, (b) the Company as debtor in favor of the Trust, and (c) the Trust as debtor in favor of the Indenture Trustee, in the respective offices, will be effective to perfect the security interests described in paragraphs (i), (ii) and (iii) above, and each such security interest will be prior to any security interest in the Receivables of any other creditor of AHFC, the Company or the Trust, respectively;

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(v)         the Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(vi)        the Indenture has been duly qualified under the Trust Indenture Act;

(vii)       the Registration Statement is effective under the Act and, to the best of such counsel’s knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated or threatened by the Commission;

(viii)      each Basic Document (other than the Trust Agreement) to which it is a party is, when executed and delivered, a valid and binding obligation of each of the Company and AHFC, enforceable against each such party in accordance with its terms, except as enforceability thereof may be limited by (x) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (y) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity, and (z) in the case of this Agreement and with respect to rights of indemnity thereunder, limitations of public policy under applicable securities laws;

(ix)         assuming due authorization, execution and delivery by the Indenture Trustee and the Owner Trustee, not in its individual capacity but solely as Owner Trustee on behalf of the Trust, the Indenture constitutes the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law) except, as applicable, that such counsel need not express an opinion with respect to indemnification or contribution provisions which may be deemed to be in violation of the public policy underlying any law or regulation; and

(x)          (A) neither the Trust nor the Company is required to register as an “investment company” under the Investment Company Act or as a company controlled by an “investment company” as defined under the Investment Company Act, noting that in reaching this conclusion with respect to the Trust, counsel has relied upon the exemption provided by Rule 3a-7 under the Investment Company Act and (B) the Trust is intended to be structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement the Volcker Rule.

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(g)  Each Representative shall have received an opinion of Mayer Brown LLP, as tax counsel for the Company, dated the Closing Date and satisfactory in form, substance and scope to the Representatives and counsel for the Underwriters, to the effect that (A) for federal income tax purposes (i) the Underwritten Notes will be characterized as indebtedness, (ii) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and (iii) the statements set forth in the Final Prospectus under the headings “Summary of Terms—Tax Status,” “Material U.S. Federal Income Tax Considerations” and Annex A to the Prospectus, “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements,” to the extent they constitute matters of law or legal conclusions, accurately described the material United States federal income tax consequences to Noteholders and (B) the statements in each Prospectus under the headings “Summary of Terms – ERISA Considerations” and “ERISA Considerations,” to the extent that they constitute matters of federal law, or federal legal conclusions provide a fair and accurate summary of such law or conclusions.

(h)  Each Representative shall have received an opinion of Mayer Brown LLP, tax counsel for the Company, dated the Closing Date and satisfactory in form, substance and scope to the Representatives and counsel for the Representatives, to the effect that for California state franchise and California state income tax purposes the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation.

(i)  Each Representative shall have received from Morgan, Lewis & Bockius LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Underwritten Notes, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as it may request for the purpose of enabling it to pass upon such matters.

(j)  Each Representative shall have received a certificate, dated the Closing Date, of the Chairman of the Board, the President or any Vice-President, a principal financial or accounting officer, or any secretary of each of the Company and AHFC in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company and AHFC in this Agreement are true and correct in all material respects; the Company or AHFC, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects; the representations and warranties of the Company or AHFC, as applicable, in the Basic Documents are true and correct as of the dates specified in such agreements in all material respects; the Company or AHFC, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company or AHFC or their respective businesses except as set forth in or contemplated by the Prospectus or as described in such certificate.

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(k)  Each Representative shall have received an opinion of [_________], counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and in form and scope to counsel for the Underwriters, substantially to the effect that:

(i)          the Indenture Trustee has been legally organized under the laws of the [United States] and, based upon a certificate of good standing issued by the [Comptroller of the Currency], is validly existing as a [national banking association] under the federal laws of the United States of America;

(ii)         each of the Indenture Trustee and the Securities Intermediary has full corporate power and authority to execute, deliver and perform its respective obligations under each of the Basic Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of each of the Basic Documents to which it is a party;

(iii)        no approval, authorization or other action by or filing with any governmental authority of the United States of America, or of the State of New York, having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of the Basic Documents;

(iv)        the execution and delivery of the Basic Documents and the performance by the Indenture Trustee of the respective terms of the Basic Documents to which it is a party, do not conflict with or result in any breach or violation of the Certificate of Incorporation or By-laws of the Indenture Trustee or the federal laws of the United States of America or laws of the State of New York applicable to the banking or trust powers of the Indenture Trustee;

(v)         each of the Basic Documents to which the Indenture Trustee is a party has been duly executed and delivered by the Indenture Trustee or the Securities Intermediary, as the case may be, and constitutes a legal, valid and binding obligation of the Indenture Trustee or the Securities Intermediary, as the case may be, enforceable against the Indenture Trustee or the Securities Intermediary, as the case may be, in accordance with its respective terms, except that, certain of such obligations may be enforceable solely against the Collateral and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

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(vi)        the Notes delivered on the Closing Date have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

(l)  Each Representative shall have received an opinion of [______], counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and in form and scope to counsel for the Underwriters, to the effect that:

(i)          the Owner Trustee is validly existing as a [banking corporation] under the laws of the State of [New York];

(ii)         the Owner Trustee has the corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby;

(iii)        the Owner Trustee has duly authorized, executed and delivered the Trust Agreement, and the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms;

(iv)        neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of the transactions contemplated thereby, is in violation of the articles of association or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the trust powers of the Owner Trustee; and

(v)         no consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware or of the United States of America governing the trust powers of the Owner Trustee is required by or with respect to the Owner Trustee for the valid execution and delivery of the Trust Agreement, or for the validity or enforceability thereof.

(m) [Reserved].

(n) [Each Representative shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Delaware Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel for the Underwriters, to the effect that:

(i)           the Delaware Trustee is validly existing and in good standing as a corporation under the laws of the State of Delaware;

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(ii)         the Delaware Trustee has the corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby;

(iii)        the Delaware Trustee has duly authorized, executed and delivered the Trust Agreement, and the Trust Agreement constitutes a legal, valid and binding obligation of  the Delaware Trustee, enforceable against the Delaware Trustee in accordance with its terms;

(iv)        neither the execution, delivery and performance by  the Delaware Trustee  of the Trust Agreement, nor the consummation of the transactions contemplated thereby, is in violation of the articles of association or bylaws of  the Delaware Trustee  or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the trust powers of  the Delaware Trustee; and

(v)         no consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware or of the United States of America governing the trust powers of  the Delaware Trustee is required by or with respect to  the Delaware Trustee  for the valid execution and delivery of the Trust Agreement, or for the validity or enforceability thereof, other than the filing of the Certificate of Trust with the Delaware Secretary of State, which has been duly filed.]

(o) Each Representative shall have received one or more opinions of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, dated the Closing Date and satisfactory in form, substance and scope to the Representatives and counsel for the Underwriters, to the effect that:

(i)          the Trust has been duly formed and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Statute, 12 Del. C. (section) 3801, et seq. (the “Delaware Act”);

(ii)         the Trust has the power and authority under the Delaware Act and the Trust Agreement to execute and deliver the Basic Documents to which the Trust is a party, to issue the Notes and the Certificates, to grant the Collateral (as such term is defined in the Indenture) to the Indenture Trustee as security for the Notes and to perform its obligations under each of said documents;

(iii)        the Trust has duly authorized, executed and delivered the Basic Documents to which the Trust is a party, and has duly authorized and executed the Certificates and the Notes, and when the Certificates have been duly authenticated by the Owner Trustee on behalf of the Trust and delivered upon the order of the Depositor in accordance with the Trust Agreement, the Certificates will be validly issued and entitled to the benefits of the Trust Agreement;

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(iv)        to the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the “Delaware UCC”) is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the Collateral has been duly created and has attached, upon the filing of the financing statements set forth in such opinion (the “Delaware Financing Statements”) with the Office of the Secretary of State (Uniform Commercial Code Division) (the “Division”), the Indenture Trustee will have a perfected security interest in the Trust’s rights in that portion of the Collateral described in the Delaware Financing Statements that may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC);

(v)         the search report referenced in such opinion will set forth the proper filing office and the proper debtor necessary to identify those persons who under the Delaware UCC have on file financing statements against the Trust covering the Filing Collateral as of the Closing Date. Such search report identifies no secured party who has filed with the Division a financing statement naming the Trust as debtor, and describing the Filing Collateral prior to the Closing Date;

(vi)        assuming for federal income tax purposes that the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation, and that the Notes will be characterized as indebtedness for federal income tax purposes, then the Trust will not be subject to any franchise or income tax under the laws of the State of Delaware, and the Notes will also be characterized as indebtedness for Delaware tax purposes;

(vii)       the Trust Agreement is the legal, valid and binding obligation of the parties thereto, enforceable against such parties, in accordance with its terms (subject to such exclusions and exceptions as are customary in opinions of this type);

(viii)      under the Delaware Act, the Trust is a separate legal entity and the Trust rather than the Certificateholders will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property;

(ix)         under 3805(b) of the Delaware Act, no creditor of any Certificateholder (as defined in the Trust Agreement) shall have any right to obtain possession of, otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement;

(x)          under 3805(c) of the Delaware Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder (including the Company in its capacity as Depositor under the Trust Agreement) has no interest in specific Receivables; and

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(xi)         under 3808(a) and (b) of the Delaware Act, the Trust may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

(p)  Each Representative shall have received an opinion of Mayer Brown LLP, counsel to the Company, dated the Closing Date and satisfactory in form and substance to the Representatives and in form and scope to counsel for the Underwriters, (i) with respect to the characterization of the transfer of the Receivables by AHFC to the Company and (ii) to the effect that should AHFC become the debtor in a case under Title 11 of the United States Code (the “Bankruptcy Code”) the Company would not otherwise properly be a debtor in a case under the Bankruptcy Code, and in a properly presented and decided case, a federal bankruptcy court would not use its equitable discretion to disregard the corporate forms of the Company and AHFC so as to substantively consolidate the assets and liabilities of the Company with the assets and liabilities of AHFC, and such opinion shall be in substantially the form previously discussed with the Representatives and counsel for the Underwriters and in any event satisfactory in form and in substance to the Representatives and in form and scope to counsel for the Underwriters.

(q)  Each Representative shall have received evidence satisfactory to it and its counsel that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretaries of State of the states of (i) California reflecting the transfer of the interest of AHFC in the Receivables and the proceeds thereof to the Company and (ii) Delaware reflecting (A) the transfer of the interest of the Company in the Receivables and the proceeds thereof to the Trust and (B) the grant of the security interest by the Trust in the Receivables and the proceeds thereof to the Indenture Trustee, respectively.

(r)  Each Representative shall have received an opinion of Mayer Brown LLP, special counsel to the Company, dated the Closing Date and satisfactory in form and substance to the Representatives and in form and scope to counsel for the Underwriters to the effect that upon execution and delivery of the Sale and Servicing Agreement and the Indenture, the provisions of the Indenture will be effective to create a valid security interest in favor of the Indenture Trustee, to secure payment of the Notes, in the Trust’s rights in all “security entitlements” (as defined in Section 8-102(a)(17) of the UCC) with respect to “financial assets” (as defined in Section 8-102(a)(9) of the UCC) now or hereafter credited to each Securities Account and in all “security entitlements” (within the meaning of the Federal Book-Entry Regulations) with respect to Federal Book-Entry Securities now or hereafter credited to each Securities Account (such security entitlements, collectively, the “Security Entitlements”); the provisions of the Indenture will be effective to perfect the security interest of the Indenture Trustee in the Security Entitlements; and no security interest of any other creditor of the Trust will be prior to the security interest of the Indenture Trustee in the Security Entitlements.

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(s)  Each Class of the Underwritten Notes shall have been rated in the highest rating category by each hired NRSRO.

(t)  On or prior to the Closing Date, the Certificates shall have been issued to the Company.

(u)  Each Representative shall have received from Mayer Brown LLP and each other counsel for the Company, a letter dated the Closing Date to the effect that the Underwriters may rely upon each opinion rendered by such counsel to any hired NRSRO in connection with the rating of any Class of the Underwritten Notes, as if each such opinion were addressed to the Underwriters.

(v)  Each Representative shall have received an opinion of Honda North America, Inc., as counsel to the Company and AHFC, dated the Closing Date, to the effect that to the best knowledge of such counsel after due inquiry, there are (a) no actions, proceedings or investigations to which the Company or AHFC is a party or that are threatened before any court, administrative agency or other tribunal having jurisdiction over AHFC or the Company and (b) no judgments, written injunctions, decrees, orders or rulings of any court or governmental authority binding on AHFC or the Company, in each case (a) or (b), (i) that are required to be disclosed in the Registration Statement, (ii) asserting the invalidity of this Agreement, any Basic Document, the Notes or the Certificates, (iii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Basic Documents, (iv) which might materially and adversely affect the performance by the Company or AHFC of its obligations under, or the validity or enforceability of, this Agreement, any Basic Document, the Notes or the Certificates or (v) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations.”

(w)   Each Representative shall have received one or more opinions of Richards, Layton & Finger, P.A., special Delaware counsel to the Company, dated the Closing Date and satisfactory in form, substance and scope to the Representatives and counsel for the Underwriters, to the effect that:

(i)          the Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware;

(ii)         the Limited Liability Company Agreement of the Company (the “LLC Agreement”) constitutes a legal, valid and binding agreement of AHFC, as the sole equity member of the Company (the “Member”), and is enforceable against the Member, in accordance with its terms;

(iii)        under the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq. (the “LLC Act”) and the LLC Agreement, the Company has all necessary limited liability company power and authority to execute and deliver the Basic Documents to which it is a party, and to perform its obligations thereunder;

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(iv)        under the LLC Act and the LLC Agreement, the execution and delivery by the Company of the Basic Documents to which it is a party, and the performance of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Company;

(v)         if properly presented to a Delaware court, a Delaware court applying Delaware law, would conclude that (i) in order for a person or entity to file a voluntary bankruptcy petition on behalf of the Company, the prior affirmative vote of 100% of the Managers (as defined in the LLC Agreement) of the Company, including the Independent Managers (as defined in the LLC Agreement), as provided for in Section 5.02 of the LLC Agreement, is required, and (ii) such provision, contained in Section 5.02 of the LLC Agreement, that requires, the prior affirmative vote of 100% of the Managers of the Company, including the Independent Managers in order for a person or entity to file a voluntary bankruptcy petition on behalf of the Company, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms;

(vi)        while under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of the Member may be able to charge the Member's share of any profits and losses of the Company and the Member's right to receive distributions of the Company's assets (the “Member's Interest”), to the extent so charged, the judgment creditor has only the right to receive any distribution or distributions to which the Member would otherwise have been entitled in respect of such Member's Interest. Under the LLC Act, no creditor of the Member shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Company. Thus, under the LLC Act, a judgment creditor of the Member may not satisfy its claims against the Member by asserting a claim against the assets of the Company;

(vii)       under the LLC Act (i) the Company is a separate legal entity, and (ii) the existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation of the Company, as amended and/or restated from time to time (the “LLC Certificate”);

(viii)      under the LLC Act and the LLC Agreement, the Bankruptcy (as defined in the LLC Agreement) or dissolution of the Member will not, by itself, cause the Company to be dissolved or its affairs to be wound up;

(ix)         no authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by the Company solely in connection with the execution and delivery by the Company of the Basic Documents to which it is party, or the performance by the Company of its obligations thereunder;

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(x)          the execution and delivery by the Company of the Basic Documents to which it is a party, and the performance by the Company of its obligations thereunder, do not violate (i) any Delaware law, rule or regulation, or (ii) the LLC Certificate or the LLC Agreement; and

(xi)         the direction by the Company to the Owner Trustee to authenticate and deliver the Certificates, as set forth in a letter dated as of the Closing Date, has been duly authorized by all necessary limited liability company action on the part of the Company.

(x)  Each Representative shall have received one or more opinions of Richards, Layton & Finger, P.A., special Delaware counsel to the Company, dated the Closing Date and satisfactory in form, substance and scope to the Representatives and counsel for the Underwriters, to the effect that a federal bankruptcy court would hold that Delaware law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Company.

(y)  As of the Closing Date, the representations and warranties of the Company and AHFC contained in the Basic Documents will be true and correct.

The Company will furnish each Representative with copies of any opinions, certificates, letters and documents as the Representatives reasonably request.

The Representatives may, in their sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Representatives hereunder.

7.          Indemnification and Contribution.

(a)  The Company and AHFC will, jointly and severally, indemnify and hold harmless each Underwriter and its respective directors, officers, employees and controlling persons against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, each Prospectus, the Ratings Free Writing Prospectus, any issuer free writing prospectus or any amendment or supplement thereto, any Form ABS-15G furnished on EDGAR with respect to the transaction contemplated by this Agreement whether prepared or furnished by the Company or AHFC, or in any information contained in any underwriter free writing prospectus which information (i) is Permitted Information, (ii) is also included in the Preliminary Prospectus (other than Underwriter Information) and to which AHFC has consented in writing to be included in such underwriter free writing prospectus, or (iii) has been provided by the Company or AHFC to each Representative specifically for inclusion in any such underwriter free writing prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor AHFC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Underwriter Information (as defined in subsection (b) below).

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(b)  Each Underwriter will severally and not jointly indemnify and hold harmless the Company and AHFC against any losses, claims, damages or liabilities to which the Company or AHFC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, each Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or AHFC in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information furnished on behalf of each Underwriter: in the Final Prospectus appearing under the caption “Underwriting”, the concession and reallowance figures, information regarding the intention of the Underwriters to make a market in the Underwritten Notes, and information regarding notice by the Underwriters that certain persons may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Notes (collectively, the “Underwriter Information”).

(c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and after acceptance by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.

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(d)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Underwritten Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

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(e)  The obligations of the Company or AHFC under this Section shall be in addition to any liability which the Company or AHFC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company or AHFC, to each officer of the Company and AHFC who has signed the Registration Statement and to each person, if any, who controls the Company or AHFC within the meaning of the Act.

8.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)  The Underwriters have agreed solely to act as Underwriters in connection with the sale of the Underwritten Notes pursuant to this Agreement and that no fiduciary, advisory or agency relationship between the Company and the Representatives or any of the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Company on other matters;

(b)  the price of the Underwritten Notes set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

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(d)  it waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty arising out of this Agreement and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

9.          Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Underwritten Notes hereunder on the Closing Date and the aggregate principal amount of Underwritten Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Underwritten Notes that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Underwritten Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Underwritten Notes that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Underwritten Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Underwritten Notes that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Underwritten Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.         Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or AHFC or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or AHFC or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Underwritten Notes. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Underwritten Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5A and the respective obligations of the Company, AHFC and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Underwritten Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 6(c), the Company and AHFC, jointly and severally, will reimburse the Underwriters for all out-of pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Underwritten Notes.

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11.         Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered by hand or overnight delivery service (FedEx or United Parcel Service), sent by electronic mail (including as a scanned document) where specified in this Agreement or sent by facsimile and confirmed to the Representatives, (i) in the case of [_____], at [Address] and (ii) in the case of [______], at [Address], or, if sent to the Company, will be mailed, delivered by hand or overnight delivery service (FedEx or United Parcel Service), sent by electronic mail (including as a scanned document) or sent by facsimile transmission and confirmed to it at 20800 Madrona Avenue, Torrance, California 90503, Attention: Treasury Manager (facsimile: (310) 972-2482), and if to AHFC, will be mailed, delivered by hand or overnight delivery service (FedEx or United Parcel Service), sent by electronic mail (including as a scanned document) or sent by facsimile transmission and confirmed to it at 20800 Madrona Avenue, Torrance, California 90503, Attention: Treasury Manager (facsimile: (310) 972-2482); provided that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered by hand or overnight delivery service (FedEx or United Parcel Service), sent by electronic mail (including as a scanned document) or sent by facsimile and confirmed to such Underwriter.

12.         No Bankruptcy Petition. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Company or by a trust for which the Company was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

13.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder.

14.         Representation of Underwriters. Each Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

15.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

16.         Waiver of Trial by Jury. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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17.         Applicable Law; Submission to Jurisdiction.

(a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)  Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the parties hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

[Remainder of Page Intentionally Left Blank]

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If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to each of the Company and AHFC one of the counterparts hereof, whereupon it will become a binding agreement between the Company, AHFC and the several Underwriters in accordance with its terms.

Very truly yours,

AMERICAN HONDA
RECEIVABLES LLC

By:
Name:
Title:

AMERICAN HONDA
FINANCE CORPORATION

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written:

[_________],

acting on behalf of itself and as a
Representative of the several Underwriters

By:
Name:
Title:

[_________],

acting on behalf of itself and as a
Representative of the several Underwriters

By:
Name:
Title:

Schedule A

Underwriters	[Class A-1 Notes]	Class A- 2[a] Notes	[Class A- 2b Notes]	Class A- 3 Notes	Class A- 4 Notes	[Class B Notes]
[_____].	$[___]	$[___]	$[___]	$[___]	$[___]	$[___]
[_____].	$[___]	$[___]	$[___]	$[___]	$[___]	$[___]
[_____].	$[___]	$[___]	$[___]	$[___]	$[___]	$[___]
[_____].	$[___]	$[___]	$[___]	$[___]	$[___]	$[___]
[_____].	$[___]	$[___]	$[___]	$[___]	$[___]	$[___]
[_____].	$[___]	$[___]	$[___]	$[___]	$[___]	$[___]
[_____].	$[___]	$[___]	$[___]	$[___]	$[___]	$[___]

Total	$[____]	$[____]	$[____]	$[____]	$[____]	$[____]

Schedule A-1